EXHIBIT 99.1

BeiGene and Boehringer Ingelheim Announce Commercial Supply Agreement  for Anti-PD-1 Antibody Tislelizumab

CAMBRIDGE, Mass., BEIJING and SHANGHAI, China, Jan. 09, 2018 (GLOBE NEWSWIRE) -- BeiGene, Ltd. (NASDAQ:BGNE) and Boehringer Ingelheim Biopharmaceuticals (China) Ltd. today announced that the two companies have entered into a commercial supply agreement for tislelizumab, BeiGene’s investigational anti-PD-1 antibody. Tislelizumab will be manufactured in Boehringer Ingelheim’s world-class biopharmaceutical manufacturing facility in Shanghai as part of a Marketing Authorization Holder (MAH) trial project pioneered by BeiGene and Boehringer Ingelheim.

“As we advance tislelizumab towards potential regulatory approval and commercialization in China, we are pleased to have secured our commercial product supply from Boehringer Ingelheim BioXcellence, one of the world’s leading biopharmaceutical contract manufacturers. Over the years, working with the Boehringer Ingelheim team for our clinical supply, we have built a strong partnership based on a shared commitment to providing high-quality medicine to patients,” said John V. Oyler, Founder, Chief Executive Officer, and Chairman of BeiGene. “In addition to working with Boehringer Ingelheim, we are also building our manufacturing facility for biologics commercial supply in Guangzhou, China, in a joint venture with the Guangzhou Development District, that we expect will further expand our capacity to meet anticipated demand for tislelizumab and other biologics in our pipeline.”

Under the terms of the supply agreement, Boehringer Ingelheim will manufacture tislelizumab in China under an exclusive multi-year arrangement, with contract extension possible. In addition, BeiGene also obtained certain preferred rights for future capacity expansion by Boehringer Ingelheim in China.

“The agreement marks the first biopharmaceutical MAH trial project entering into commercial supply in China,” said Dr. Jiali Luo, General Manager of Boehringer Ingelheim Biopharmaceuticals (China) Ltd. “Boehringer Ingelheim is focused on manufacturing innovative therapeutics to treat unmet medical needs of patients around the world. We are confident that our quality competence and contract manufacturing capabilities are best-in-class, and excited to plan for the commercial supply of tislelizumab, which has the potential to help patients with a broad array of cancers as both a monotherapy and in combination with other therapies.”

About Tislelizumab (BGB-A317)

Tislelizumab is an investigational humanized monoclonal antibody that belongs to a class of immuno-oncology agents known as immune checkpoint inhibitors. It is designed to bind to PD-1, a cell surface receptor that plays an important role in downregulating the immune system by preventing the activation of T-cells. Tislelizumab has demonstrated high affinity and specificity for PD-1. It is differentiated from the currently approved PD-1 antibodies in an engineered Fc region, which is believed to minimize potentially negative interactions with other immune cells. Tislelizumab is being developed as a monotherapy and in combination with other therapies for the treatment of a broad array of both solid tumor and hematologic cancers. BeiGene and Celgene Corporation have a global strategic collaboration for tislelizumab for solid tumors outside of Asia (except Japan).

About BeiGene

BeiGene is a global, commercial-stage, research-based biotechnology company focused on molecularly targeted and immuno-oncology cancer therapeutics. With a team of over 850 employees in China, the United States, and Australia, BeiGene is advancing a pipeline consisting of novel oral small molecules and monoclonal antibodies for cancer. BeiGene is also working to create combination solutions aimed to have both a meaningful and lasting impact on cancer patients. BeiGene markets ABRAXANE® (nanoparticle albumin–bound paclitaxel), REVLIMID® (lenalidomide), and VIDAZA® (azacitidine) in China under a license from Celgene Corporation.i

Boehringer Ingelheim

Innovative medicines for people and animals have for more than 130 years been what the research-driven pharmaceutical company Boehringer Ingelheim stands for. Boehringer Ingelheim is one of the pharmaceutical industry’s top 20 companies and to this day remains family-owned. Day by day, some 50,000 employees create value through innovation for the three business areas human pharmaceuticals, animal health and biopharmaceutical contract manufacturing. In 2016, Boehringer Ingelheim achieved net sales of around 15.9 billion euros. With more than three billion euros, R&D expenditure corresponds to 19.6 per cent of net sales.

Social responsibility comes naturally to Boehringer Ingelheim. That is why the company is involved in social projects such as the “Making More Health” initiative. Boehringer Ingelheim also actively promotes workforce diversity and benefits from its employees’ different experiences and skills. Furthermore, the focus is on environmental protection and sustainability in everything the company does.

More information about Boehringer Ingelheim can be found on www.boehringer-ingelheim.com or in our annual report: http://annualreport.boehringer-ingelheim.com.

About Boehringer Ingelheim BioXcellence™

Boehringer Ingelheim is one of the world’s largest manufacturers of biopharmaceuticals. With over 35 years of experience in this field, the company is an industry pioneer and has produced more than 25 biopharmaceuticals for global markets. Represented by the brand Boehringer Ingelheim BioXcellence™, it offers tailor-made contract development and manufacturing services to the industry, providing the entire production technology chain from DNA to fill and finish through its network in Biberach (Germany), Vienna (Austria), Fremont (USA) and Shanghai (China). Boehringer Ingelheim BioXcellence™ secures supply throughout the entire product lifecycle — transferring customer projects at any stage, delivering to almost any scale and thereby making outsourcing easy. For more information please visit www.bioxcellence.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding BeiGene’s advancement of, and anticipated clinical development, regulatory milestones and commercialization of tislelizumab, and plans for manufacturing and commercial supply of tislelizumab and other biologics. Actual results may differ materially from those indicated in the forward-looking statements as a result of various important factors, including BeiGene's ability to demonstrate the efficacy and safety of its drug candidates; the clinical results for its drug candidates, which may not support further development; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials; BeiGene's ability to achieve market acceptance in the medical community necessary for commercial success; BeiGene's ability to obtain and maintain protection of intellectual property for its technology and drugs; BeiGene's reliance on third parties to conduct drug development, manufacturing and other services; BeiGene’s limited operating history and BeiGene's ability to obtain additional funding for operations and to complete the development and commercialization of its drug candidates, as well as those risks more fully discussed in the section entitled “Risk Factors” in BeiGene’s most recent quarterly report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in BeiGene's subsequent filings with the U.S. Securities and Exchange Commission.  All information in this press release is as of the date of this press release, and BeiGene undertakes no duty to update such information unless required by law.

BeiGene Investor Contact

Lucy Li, Ph.D.
+1 781-801-1800
ir@beigene.com

BeiGene Media Contact

Liza Heapes
+ 1 857-302-5663
media@beigene.com

Boehringer Ingelheim Contact

Boehringer Ingelheim
Corporate Communications
Media + PR
Dr. Ralph Warsinsky
55216 Ingelheim/Germany
Phone: +49 6132 – 77 7051
Fax: +49 6132 – 77 6601
Email: press@boehringer-ingelheim.com

i ABRAXANE®, REVLIMID®, and VIDAZA® are registered trademarks of Celgene Corporation.